                                   UNITED STATES
                           SECURITIES EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                      FORM 10


                    GENERAL FORM FOR REGISTRATION OF SECURITIES

      Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934



                                   ASCOT GROUP INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)



           DELAWARE                                                113375915
           --------                                                ---------
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                           Identification No.)



 CITY CENTER BELLEVUE, STE 730
 -----------------------------
500 108TH AVENUE. BELLEVUE,WA                                 98004
------------------------------                                -----
(Address of principal executive Offices)                     (Zip Code)



Registrant's telephone number, including area code          (425) 990-6477
                                                            --------------

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered







Securities to be registered pursuant to Section 12(g) of the Act:


                                        (Title of class)


                                        (Title of class)

                                       INDEX

ITEMS                                                                       PAGE
-----                                                                       ----

Item 1.       BUSINESS                                                        3

Item 2.       FINANCIAL INFORMATION                                           5

Item 3.       PROPERTIES                                                      11

Item 4.       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
              OWNERS AND MANAGEMENT                                           11

Item 5.       DIRECTORS AND EXECUTIVE OFFICERS                                12

Item 6.       EXECUTIVE COMPENSATION                                          13

Item 7.       CERTAIN RELATIONSHIPS AND RELATED
              TRANSACTIONS                                                    14

Item 8.       LEGAL PROCEEDINGS                                               15

Item 9.       MARKET PRICE OF AND DIVIDENDS ON THE
              REGISTRANT'S COMMON EQUITY AND RELATED
              STOCKHOLDER MATTER                                              15

Item 10.      RECENT SALES OF UNREGISTERED SECURITIES                         15

Item 11.      DESCRIPTION OF REGISTRANT'S SECURITIES TO
              BE REGISTERED                                                   15

Item 12.      INDEMNIFICATION OF DIRECTORS AND OFFICERS                       15

Item 13.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA                     15

Item 14.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
              ON ACCOUNTING AND FINANCIAL DISCLOSURE                          22

Item 15.      FINANCIAL STATEMENTS AND EXHIBITS                               22

              SIGNATURES                                                      24

Item 1.   DESCRIPTION OF THE BUSINESS

 HISTORY AND ORGANIZATION

ASCOT GROUP INC. (the "Company") was organized on August 16th 1996 as Express Finance Inc., under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized. The Company was formed to act as the United States holding company for Mayhem Ltd. a UK corporation. Mayhem is a young persons department store designed to be visually exciting and fashionable without being frivolous.
Mayhem intended to open its first store in Summer 1996 with further openings geared to the success of the launch with a maximum of 20 stores in the whole UK to maintain exclusivity. By a Private Placement Memorandum under Rule 504 dated 10th September 1996 the company raised $29,000 through the sale of 2,900,000 shares of common stock to fund expansion and refund existing indebtedness. In the event the company found suitable premises but was unable to attract a satisfactory standard of management to develop the concept and decided to investigate other opportunities in the retail sector. An offer was made for a group trading in southern and central England with four main Post Office franchises and agreement with the a post Office for a further four main offices in 1997. The election of a Labor government in May 1997 resulted in a change of policy away from further franchising and it was decided not to pursue this opportunity. As a result the Company is now being made available by the major shareholders for merger or acquisition. The company has not engaged in active trade or business throughout the period 1996 to 1998.

MEDIC MEDIA INC.
(A Development Stage Company)

The present promoters of the Company acquired the majority of the shares in April 1997 and are, the President of the Company, L J Boyne, and a major shareholder, namely Wing Capital Ltd. The company is currently inactive and the directors are now determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. The Company has began to consider and investigate potential business opportunities.

The Company is considered a development stage company and, its principal business purpose is to locate and consummate a merger or acquisition with a private entity. Because of the Company's current status having no assets and no recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

The Company has voluntarily filed a registration statement on Form 10 in order to make information concerning itself more readily available to the public. Management believes that being a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), could provide a prospective merger or acquisition candidate with additional information concerning the Company. In addition, management believes that this might make the Company more attractive to an operating business opportunity as a potential business combination candidate.


As a result of filing its registration statement, the Company is obligated to file with the Commission certain interim and periodic reports including an annual report counting audited financial statements. The Company intends to continue to voluntarily file these periodic reports under the Exchange Act even if its obligation to file such reports is suspended under applicable provisions of the Exchange Act. Any person reviewing this information is advised to refer to the Company's Form 10 for additional information.

Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

Management plans to investigate, research and, if justified, potentially acquire or merge with one or more businesses or business opportunities. The company currently has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business opportunity it may ultimately consider.

Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.





ASCOT GROUP INC.

(A Development Stage Company)

Item 2.    FINANCIAL INFORMATION


REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Ascot Group, Inc.

We have audited the accompanying balance sheet of Ascot Group, Inc. as of June 30, 1998, and the related statements of income, cash flows and stockholders' equity, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ascot Group Inc. as of June 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses form operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 3. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.


Peter J. Repetti
New York, New York
August 22, 1998

                                 ASCOT GROUP, INC.
                                 -----------------
                                   BALANCE SHEET
                                   -------------

                                   JUNE 30, 1998
                                   -------------

ASSETS

Current Assets
 Cash                                                            $      0
 Other Current Assets                                                   0
                                                                 --------


              Total Current Assets                                      0
                                                                 --------

Other Assets                                                            0
                                                                 --------


Total Assets                                                     $      0
                                                                 --------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Accounts Payable                                                $      0
  Accrued Expenses                                                 12,450
                                                                 --------


              Total Current Liabilities                            12,450
                                                                 --------


Other Liabilities                                                       0
                                                                 --------


              Total Liabilities                                         0
                                                                 --------


Stockholders' Equity
 Common Stock, $.001 par value,
 Authorized 25,000.000 Shares;
 Issued and Outstanding 3,450,000
  Shares                                                            3,450
Additional Paid in Capital                                         30,550
Deficit Accumulated During the Development
  Stage                                                           (46,450)
                                                                 --------



               Total Stockholders' Equity                         (12,450)
                                                                 --------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $      0
                                                                 --------


The accompanying notes are an integral part of these financial statements

                                 ASCOT GROUP, INC.
                                 -----------------
                                  INCOME STATEMENT
                                  ----------------
                          FOR THE YEAR ENDED JUNE 30, 1998
                          --------------------------------


                                             For the Year           From
                                                 Ended           Inception to
                                             June 30, 1998       June 30, 1998
                                             -------------       -------------
TOTAL REVENUES:                                 $        0          $        0
                                                ----------          ----------

OPERATING EXPENSES:



Accounting                                           2,400               2,400
Legal                                               10,000              10,000
Filing Fee                                              50                  50
Other Start Up Costs                                     0              34,000
                                                ----------          ----------

             Total Operating Expenses               12,450              46,450
             Operating Loss                     $  (12,450)         $  (46,450)
                                                ----------          ----------

OTHER INCOME (EXPENSES):


  Other Income                                           0                   0
                                                ----------          ----------


NET LOSS                                        $  (12,450)         $  (46,450)


NET LOSS PER SHARE                              $(0.003609)         $(0.013140)
                                                ----------          ----------


WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                           3,450,000           3,535,137
                                                ----------          ----------



The accompanying notes re an integral part of these financial statements

                                 ASCOT GROUP, INC.
                              STATEMENT OF CASH FLOWS
                          FOR THE YEAR ENDED JUNE 30,1998


                                             For the Year           From
                                                 Ended           Inception to
                                             June 30, 1998       June 30, 1998
                                             -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                       $(12,450)            $(46,450)
                                               --------             --------

Adjustments to Reconcile Net Loss to
 Net Cash Used in Operating Activities:
  Changes in Assets and Liabilities
   Increase in Accounts Payable and
    Accrued Expenses                             12,450               12,450
                                               --------             --------

             Total Adjustments                   12,450               12,450
                                               --------             --------


Net Cash Used in Operating Activities                 0              (34,000)
                                               --------             --------


CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Insurance of common Stock               0               34,000
                                               --------             --------

Net Cash Provided by Financing Activities             0               34,000
                                               --------             --------

Net Change in Cash                                    0                    0

Cash at Beginning of Period                           0                    0

Cash at End of Period                          $      0             $      0
                                               --------             --------



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash Paid During the Period for
   Interest Expense                            $      0             $      0
                                               --------             --------
   Corporate Taxes                             $      0             $      0
                                               --------             --------



The accompanying notes are an integral part of these financial statements.

                                 ASCOT GROUP, INC.
                                 -----------------
                         STATEMENT OF SHAREHOLDERS' EQUITY
                         ---------------------------------
                          FOR THE YEAR ENDED JUNE 30, 1998
                          --------------------------------


                                                                      Total
            COMMON STOCK ISSUED     Additional      Accumulated    Shareholders'
            SHARES    PER VALUE   PAID IN CAPITAL     DEFICIT         EQUITY
            ------    ---------   ---------------   -----------    -------------

ISSUANCE OF
5,000,000
SHARE
AUGUST
29, 1996    5,000.000   $ 5,000       $     0        $      0         $  5,000

ISSUANCE OF
 2,900,000
SHARES
OCTOBER
25, 1996    2,900,000     2,900        26,100               0           29,000

REVERSE
STOCK SPLIT
JANUARY
20, 1997   (3,400,000)   (3,400)       (3,400)              0                0

CANCELLATION
OF 1,050,000
SHARES
JANUARY
20, 1997   (1,050,000)   (1,050)        1,050               0                0

NET LOSS
FOR THE
PERIOD FROM
INCEPTION
JUNE 30,
1997                0         0             0          34,000          (34,000)
           ----------   -------       -------        --------         --------

BALANCE
JULY 1,
1997        3,450,000     3,450        30,550        $(34,000)        $      0


NET LOSS
FOR THE
YEAR ENDED
JUNE 30,
1998                0         0             0         (12,450)         (12,450)
           ----------   -------       -------        --------         --------

BALANCE
APRIL 30,
1998        3,450,000   $ 3,450       $30,550        $(46,450)        $(12,450)
           ----------   -------       -------        --------         --------



The accompanying notes are an integral part of these financial statements.

                                 ASCOT GROUP, INC.
                           NOTES TO FINANCIAL STATEMENTS
                                   JUNE 30, 1998


NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
A. DESCRIPTION OF COMPANY: Ascot Group Inc. ("the Company") is a for-profit corporation incorporated under the laws of the State of Delaware on August 16, 1996. Ascot Group Inc.'s principle objective is to develop a retail company in Europe using developed North American concepts which have commonly been five years ahead of Europe. The mission will be realized by using a range of master franchises and local franchises to develop high quality retail outlets using the best available management in the country concerned. Strategic partnerships with leading retailers are being investigated.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred

C. CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.


 NOTE 2 - USE OF OFFICE SPACE
The Company uses 1,000 square feet of space for its executive offices at Talbot House, High Street, Crowthorne, Berks, UK which it receives from one of its shareholder at no cost.


NOTE 3 - LIQUIDITY
The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company established its office in Crowhthorne, UK in early 1997 when it began the initial development of its business plan. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.

As a result, the Company had from time of inception to June 30, 1998 no revenue and a net loss from operations of $46,450. As of June 30, 1998, the Company had a net capital deficiency of $12,450.

The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Ascot Group, Inc. does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding.
The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months; however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to move the Company toward profitability within five years, and to seek additional capital to fund further expansion of its operations.


 Item 3.   DESCRIPTION OF PROPERTY
The company's administrative offices are located at 590 Madison Ave, New York, NY 10022 which are the offices of a major shareholder and are utilized free of charge. The company does not own or control any material property.


Item 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
          AND MANAGEMENT
The following table sets for the information, to the best knowledge of the Company as of June 30, 1998, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.


Name and Address of           Amount and Nature of          Percent
Beneficial Owner              Beneficial Ownership          of Class
----------------              --------------------          --------
Wing Capital Ltd.
Talbot House High Street
Crowthorne, UK                       530,582                15.4%

Channing Investments Ltd.
S8 Int. Business Center
Casemates Main Street
Gibraltar                            249,000                 7.2%

Bradwall
S8 Int. Business Center
Casemates Main Street
Gibraltar                            223,500                 6.5%

Win Capital Corp
26 Ludlum Avenue
Byaville, NY 11709                   200,000                 5.8%

Note: The Company has been advised that each of the persons listed above has sole voting, investment, and dispositive power over the share indicated above. Percent of Class (third column above) is based on 3,450,000 shares of common stock outstanding on June 30, 1998.
ASCOT GROUP INC.
(A Development Stage Company)

Item 5.   DIRECTORS AND EXECUTIVE OFFICERS

                         Position(s) Held and
Name               Age   Duration of Service                     Family Relation
----------------   ---   -------------------                     ---------------
Linden J H Boyne   54    President and Director                       None
Alan G R Bowen     54    Secretary-Treasurer and Director             None

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors.

Linden J H Boyne has been President and director of the Company since 1997. Since 1991 he has been Secretary of a number of companies principally Rosegold Ltd. Shopfitters.

Alan G R Bowen has been Secretary Treasurer and a director of the Company since 1997 he is director of a retail company in the UK.

To the knowledge of management, during the past five years, no present or former director or executive officer of the Company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:

ASCOT GROUP INC.
(A Development Stage Company)

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;
(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;
(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;
(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock. The following table sets forth, as of the date of this report, the name and relationship of each person who is required to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act:


Name                               Position                 Report to be filed
----                               --------                 ------------------
Wing Capital Ltd.        10% or greater beneficial owner          Form 3


Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the year ended April 30,1998, nor at any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future.
It is intended that the Company's directors will forego any compensation until such time as an accusation or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation from the Company.

COMPENSATION TABLE: None; no form of compensation was paid to any officer or director at any time during the last two fiscal years.

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended June 30, 1998.
ASCOT GROUP INC.
(A Development Stage Company)

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: None.


TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Item 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS.
To the best of Management's knowledge, during the fiscal year ended December 31, 1996 and 1997, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Wing Capital Ltd. has advanced funds to pay for attorney's fees and accounting fees for the preparation of the Form 10, and will continue to advance such funds as needed for future reporting and compliance, for which it will be reimbursed by the Company when or if, funds become available to the Company. These Shareholder advances totaled nil in the fiscal years ended June 30, 1996 and 1997, and $12,450 since that date.

CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal years ended June 30, 1997 and 1998, there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal years ended June 30, 1996 and 1997, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.


Item 8.    LEGAL PROCEEDINGS
No legal proceedings are pending at this time.

Item 9.    MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND
           RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years.


At June 30, 1998, there were approximately 153 holders of record of the issued and outstanding shares of Issuer's common stock.

Issuer has never paid a dividend on its outstanding equity.


Item 10.   RECENT SALES OF UNREGISTERED SECURITIES
No recent sales of unregistered securities at this time.

Item 11.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
No description of registrant's securities to be registered at this time.

Item 12.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
No indemnification of directors and officers at this time.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

FINANCIAL INFORMATION



REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Ascot Group, Inc.

We have audited the accompanying balance sheet of Ascot Group, Inc. as of June 30, 1998, and the related statements of income, cash flows and stockholders' equity, for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also incudes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ascot Group, Inc. as of June 30, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses form operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 3. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.


Peter J. Repetti
New York, New York
August 22, 1998

                                 ASCOT GROUP, INC.
                                 -----------------
                                   BALANCE SHEET
                                   -------------
                                   JUNE 30, 1998
                                   -------------

ASSETS

Current Assets
 Cash                                                                $      0
 Other Current Assets                                                       0
                                                                     --------


              Total Current Assets                                          0
                                                                     ========

Other Assets                                                                0
                                                                     ========


Total Assets                                                         $      0
                                                                     --------


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Accounts Payable                                                    $      0
 Accrued Expenses                                                      12,450
                                                                     --------


              Total Current Liabilities                                12,450
                                                                     --------


Other Liabilities                                                           0
                                                                     --------


              Total Liabilities                                             0
                                                                     --------


Stockholders' Equity
 Common Stock, $.001 par value,
 Authorized 25,000,000 Shares;
 Issued and Outstanding 3,450,000
  Shares                                                                3,450
Additional Paid in Capital                                             30,550
Deficit Accumulated During the Development
  Stage                                                               (46,450)
                                                                     ========



               Total Stockholders' Equity                             (12,450)
                                                                     ========

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $      0
                                                                     ========



The accompanying notes are an integral part of these financial statements

                                 ASCOT GROUP, INC.
                                 -----------------
                                  INCOME STATEMENT
                                  ----------------
                          FOR THE YEAR ENDED JUNE 30,1998
                          -------------------------------

                                             For the Year           From
                                                 Ended           Inception to
                                             June 30, 1998       June 30, 1998
                                             -------------       -------------
TOTAL REVENUES:                               $        0          $        0
                                              ==========          ==========

OPERATING EXPENSES:



Accounting                                         2,400               2,400
Legal                                             10,000              10,000
Filing Fee                                            50                  50
Other Start Up Costs                                   0              31,450


           Total Operating Expenses               12,450              46,450
                                              ----------          ----------
           Operating Loss                        (12,450)            (46,450)
                                              ----------          ----------

OTHER INCOME (EXPENSES)

  Other Income                                         0                   0
                                              ----------          ----------

NET LOSS                                         (12,450)            (46,450)
                                              ----------          ----------


NET LOSS PER SHARE                             (0.003609)          (0.013140)
                                              ----------          ----------


WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING                         3,450,000           3,535,137
                                              ----------          ----------



The accompanying notes are in integral part of these financial statements.

                                 ASCOT GR0UP, INC.
                                 ------------------
                              STATEMENT OF CASH FLOWS
                              -----------------------
                          FOR THE YEAR ENDED JUNE 30,1998
                          -------------------------------

                                             For the Year           From
                                                 Ended           Inception to
                                             June 30, 1998       June 30, 1998
                                             -------------       -------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net Loss                                       $(12,450)            $(46,450)
                                               --------             --------

Adjustments to Reconcile Net Loss to
 Net Cash Used in Operating Activities:
  Changes in Assets and Liabilities
   Increase in Accounts Payable and
    Accrued Expenses                             12,450               12,450
                                               --------             --------

             Total Adjustments                   12,450               12,450
                                               --------             --------


Net Cash Used in Operating Activities                 0              (34,000)
                                               --------             --------


CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from Insurance of common Stock               0               34,000
                                               --------             --------

Net Cash Provided by Financing Activities             0               34,000
                                               --------             --------

Net Change in Cash                                    0                    0

Cash at Beginning of Period                           0                    0

Cash at End of Period                          $      0             $      0
                                               --------             --------



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash Paid During the Period for
   Interest Expense                            $      0             $      0
                                               --------             --------
   Corporate Taxes                             $      0             $      0
                                               --------             --------



The accompanying notes are an integral part of these financial statements.

                                 ASCOT GROUP, INC.
                                 -----------------
                         STATEMENT OF SHAREHOLDERS' EQUITY
                         ---------------------------------
                         FOR THE YEAR ENDED APRIL 30, 1998
                         ---------------------------------


                                                                      Total
            COMMON STOCK ISSUED     Additional      Accumulated    Shareholders'
            SHARES    PER VALUE   PAID IN CAPITAL     DEFICIT         EQUITY
            ------    ---------   ---------------   -----------    -------------

ISSUANCE OF
9,000,000
SHARE
AUGUST
29, 1996    5,000,000   $9,000        $     0         $      0        $  5,000

ISSUANCE OF
1,000,000
SHARES
OCTOBER
25, 1996    2,900,000    2,900         26,100                0          29,000

REVERSE
STOCK SPLIT
JANUARY
20,1997    (3,400,000)  (3,400)         3,400                0               0

CANCELLATION
OF 1,050,000
SHARES
JANUARY
20,1997    (1,050,000)  (1,050)         1,050                0               0

NET LOSS
FOR THE
PERIOD FROM
INCEPTION
JUNE 30,
1997                0        0              0           19,000               0


BALANCE
JULY 1,
1997        3,450,000    3,450         30,550          (34,000)        (34,000)

NET LOSS
FOR THE
YEAR ENDED
JUNE 30,
1998                0         0             0          (12,450)        (12,450)
           ----------   -------       -------         --------        --------

BALANCE
JUNE 30,
1998        3,450,000   $3,450         30,550         $(46,450)       $(12,450)
           ----------   -------       -------         --------        --------



The accompanying notes are an integral part of these financial statements.

                                 ASCOT GROUP, INC.
                           NOTES TO FINANCIAL STATEMENTS
                                   JUNE 30, 1998



NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
A. DESCRIPTION OF COMPANY: Ascot Group Inc. ("the Company") is a for-profit corporation incorporated under the laws of the State of Delaware on August 16, 1996. Ascot Group Inc.'s principle objective is to develop a retail company in Europe using developed North American concepts which have commonly been five years ahead of Europe. The mission will be realized by using a range of master franchises and local franchises to develop high quality retail outlets using the best available management in the country concerned. Strategic partnerships with leading retailers are being investigated.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred.

C. CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.


 NOTE 2 - USE OF OFFICE SPACE
The Company uses 1,000 square feet of space for its executive offices at Talbot House, High Street, Crowthorne, Berke, UK which it receives from one of its shareholder at no cost.


NOTE 3 - LIQUIDITY
The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company established its office in Crowthorne, UK on November 18, 1996 when it began the initial development of its business plan. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.

As a result, the Company had from time of inception to June 30, 1998 no revenue and a net loss from operations of $46,450. As of April 30, 1998, the Company had a net capital deficiency of $12,450.

The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Ascot Group, Inc. does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months; however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to move the Company toward profitability within five years, and to seek additional capital to fund further expansion of its operations.


The financial statements of the Company are set forth immediately following the signature page of this form 10.


Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE.

No changes in and disagreements with accountants on accounting and financial disclosure.

Item 15.      EXHIBITS AND REPORTS ON FORM 8-K

(A) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.


EXHIBIT

   3         Certificate of incorporation and by-laws

  11         Statement re: computation of per share earnings


 (B) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

(C) EXHIBITS

                                      SIGNATURES



     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


 Ascot Group, Inc.
----------------------------------------------------------------- -----------
(Registrant)

Date: September 3, 1998
     -------------------------------------------

By: /s/ L.J. Boyne
   -------------------------------------------------------------- -------------
    President